LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

The undersigned makes, constitutes and appoints each of Jonathon M. Singer, Joshua H. DeRienzis and Jessica Rumschlag as the undersigneds true and lawful attorney-in-fact, with full power and authority as described below on behalf of and in the name, place and stead of the undersigned to: (1) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments to such Forms) with respect to the securities of Surgalign Holdings, Inc., a Delaware corporation (the Company), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the Exchange Act); (2) seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the above. The undersigned acknowledges that: (1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; (3) neither the Company nor such attorney-in-fact assumes: (i) any liability for the undersigneds responsibility to comply with the requirement of the Exchange Act;
(ii) any liability of the undersigned for any failure to comply with such requirements; or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. The undersigned gives and grants the above attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the above matters as fully to all intents and purposes as the undersigned might or could do if present, ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact or until the undersigned is no longer required to file Forms 3, 4, and 5 with regards to the undersigneds ownership of or transaction in the Companys securities.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be
executed as of this   16th    day of    October  , 2020.


/s/ Pawel Lewicki
Signature


Pawel Lewicki
Print Name